UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: December 22, 2006

Date of earliest event reported: December 21, 2006

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Market Place
Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 468-3500

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 21, 2006, Mr. Richard S. Langdon was appointed to serve as an independent member of the Board of Managers of Constellation Energy Partners LLC (the “Company”). Mr. Langdon was also appointed to serve as the Chairman of the Audit Committee and as a member of the Compensation Committee, Nominating and Corporate Governance Committee and Conflicts Committee of the Board of Managers of the Company.

There was no arrangement or understanding between Mr. Langdon and any other persons pursuant to which he was selected as a Manager. There are no relationships between Mr. Langdon and the Company or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Constellation Energy Partners LLC

Date: December 22, 2006	By:	/s/ Angela A. Minas
Angela A. Minas
Chief Financial Officer